Exhibit 99.1

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road
Suite 300
Bloomfield Hills, Michigan
48304-2324

CONTACT:

Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES PRICING OF $150 MILLION OF
6.25% SERIES K CUMULATIVE REDEEMABLE PREFERRED STOCK

BLOOMFIELD HILLS, Mich., March 11, 2013 - - Taubman Centers, Inc. (NYSE: TCO)
today announced the pricing of an underwritten public offering of 6,000,000 shares or $150 million of 6.25% Series K Cumulative Redeemable Preferred Stock at a price of $25.00 per share, pursuant to an effective registration statement. The company granted the underwriters an option to purchase up to an additional 900,000 shares within 30 days solely to cover over-allotments, if any. The offering is expected to close March 15, 2013, subject to customary closing conditions. The company may redeem, at its option, the Series K Cumulative Redeemable Preferred Stock at a redemption price of $25.00 per share on or after March 15, 2018.

The company intends to use the net proceeds to reduce outstanding borrowings under its $1.165 billion revolving lines of credit.

Morgan Stanley and Wells Fargo Securities acted as joint book-running managers for the offering. J.P. Morgan and Jefferies acted as joint lead managers.

The offering is being made under the company's shelf registration statement filed with the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from (i) Morgan Stanley & Co. LLC, 180 Varick Street, New York, NY 10014, Attn: Prospectus Department, email: prospectus@morganstanley.com or by calling toll-free at 1-866-718-1649; or (ii) Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attn: Capital Markets Client Support, or email: cmclientsupport@wellsfargo.com, or by calling toll-free at 1-800-326-5897.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration and qualification.

-more-

Taubman Centers /2
About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman's U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing Taubman Prestige Outlets Chesterfield in Chesterfield, Mo.; The Mall at University Town Center in Sarasota, Fla.; The Mall of San Juan in San Juan, Puerto Rico; and shopping malls in Xi'an and Zhengzhou, China and Hanam, South Korea.  Taubman Centers is headquartered in Bloomfield Hills, Mich. and Taubman Asia, the platform for Taubman Centers' expansion into China and South Korea, is headquartered in Hong Kong.  Founded in 1950, Taubman has more than 60 years of experience in the shopping center industry.  For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties.  You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

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